Exhibit 99.1

FOR IMMEDIATE RELEASE

Beeline Launches Nation’s First Blockchain-Powered Home Equity Platform — Begins Scaling Nationwide

PROVIDENCE, RI — October 27, 2025 — (NASDAQ: BLNE) — Beeline Holdings, Inc. (“Beeline”), the digital mortgage lender built for next-generation homeowners, today announced the successful completion by its subsidiary, Beeline Loans, Inc of its first round of blockchain-recorded BeelineEquity transactions, marking a major industry milestone as the first U.S. platform to tokenize residential home equity at scale.

In its initial rollout, BeelineEquity closed five blockchain-tracked equity transactions, with five more scheduled this month and an additional 25 pre-selected to close before year-end. The company’s rapid adoption signals strong homeowner demand for an alternative to traditional home equity loans and refinances.

BeelineEquity allows homeowners to unlock liquidity from their home equity — without taking on debt, monthly payments, or credit underwriting. Structured as a true sale of equity, repayment occurs only when the property is sold or transferred. Each transaction is securely recorded on blockchain, ensuring transparency and immutable proof of ownership.

“Homeowners shouldn’t have to borrow against themselves just to access the value they’ve already built,” said Nick Liuzza, Co-Founder and CEO of Beeline. “By putting home equity on blockchain rails, we’re creating a smarter, more transparent financial alternative — one that’s free from interest rate swings and credit friction.”

Beeline’s 2026 expansion targets key U.S. markets representing over $15 trillion in trapped residential equity, much of it held by Baby Boomers. Capturing even 10 basis points of this market would equate to roughly $525 million in potential revenue for Beeline.

Applications for the 2026 BeelineEquity program are now open at:

https://makeabeeline.com/home-equity-investment/

About Beeline

Beeline is a next-generation mortgage and home equity company simplifying the path to homeownership and liquidity. By combining blockchain technology, automation, and a customer-first digital experience, Beeline makes financing a home — or unlocking its value — faster, fairer, and more transparent.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the company’s new home equity access product and anticipated subsequent transactions using such product, the potential market for, timing, features, and demand for such product, and the benefits thereof. Forward-looking statements are prefaced by words such as “anticipate,” “expect,” “plan,” “could,” “may,” “will,” “should,” “would,” “intend,” “seem,” “potential,” “appear,” “continue,” “future,” believe,” “estimate,” “forecast,” “project,” and similar words. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. We caution you, therefore, against relying on any of these forward-looking statements. Our actual results may differ materially from those contemplated by the forward-looking statements for a variety of reasons, including, without limitation, the possibility that estimates, projections and assumptions on which the forward-looking statements are based prove to be incorrect, the ultimate interest of homeowners in unlocking liquidity and Beeline’s ability to attract homeowners, Beeline’s reliance on a related party to raise capital to fund the real estate transactions, future interest rate changes, the risks arising from the impact of inflation, tariffs, and a recession which may result on Beeline’s business, prospective customers, and on the national and global economy, the potential for regulatory changes and the ability of us and third parties on which we depend to comply with applicable regulatory requirements, and the Risk Factors contained in the company’s Prospectus Supplement dated September 26, 2025 and Form 10-K filed April 15, 2025. Any forward-looking statement made by us in this presentation speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Contacts

Investor Relations

ir@makeabeeline.com

Media Inquiries

press@makeabeeline.com